Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Second Quarter Fiscal 2017 Results
Revenues of $54.3 million, a 12.3% Increase Compared to Last Year
Net Income Attributable to The RMR Group Inc. of $0.43 per Share, a 13.2% Increase Compared to Last Year
Adjusted EBITDA of $26.6 million, a 13.6% Increase Compared to Last Year
______________________________________________________________________________

Newton, MA (May 10, 2017). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended March 31, 2017.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the second quarter fiscal 2017 results:

“The RMR Group's second quarter results were highlighted by double digit increases in revenues, net income attributable to The RMR Group Inc. and Adjusted EBITDA compared to last year’s fiscal second quarter. Cash and cash equivalents have grown to $133 million and we continue to have no indebtedness. Our focus continues to be on managing our existing client companies and being well positioned to take advantage of possible strategic growth and revenue diversification opportunities in the future."

Second Quarter Fiscal 2017 Highlights:

•	As of March 31, 2017, The RMR Group Inc. had approximately $27.6 billion of total assets under management.

•	The RMR Group Inc. earned real estate business and property management services revenues for the three months ended March 31, 2017 and 2016 from the following sources (dollars in thousands):

	Three Months Ended March 31,
	2017		2016
Managed REITs	$36,715	84.9%	$32,696	83.8%
Managed Operators	6,091	14.1%	5,998	15.4%
Other	452	1.0%	320	0.8%
Total Management Services Revenues	$43,258	100.0%	$39,014	100.0%

•	For the three months ended March 31, 2017, net income was $17.7 million and net income attributable to The RMR Group Inc. was $6.9 million, or $0.43 per share, compared to net income of $15.7 million and net income attributable to The RMR Group Inc. of $6.1 million, or $0.38 per share, for the three months ended March 31, 2016.

•
For the three months ended March 31, 2017, Adjusted EBITDA was $26.6 million and Adjusted EBITDA Margin was 57.0%, compared to Adjusted EBITDA of $23.4 million and Adjusted EBITDA Margin of 55.8% for the three months ended March 31, 2016. Adjusted EBITDA Margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues and do not include incentive business management fees earned, if any.

•	As of March 31, 2017, The RMR Group Inc. had cash and cash equivalents of $133.1 million and no indebtedness.

Summary Results for the Quarter and Six Months Ended March 31, 2017:

Total revenues for the quarter ended March 31, 2017 increased 12.3% to $54.3 million from $48.3 million for the same period in 2016. Net income attributable to The RMR Group Inc. for the quarter ended March 31, 2017 was $6.9 million, or $0.43 per share, compared to $6.1 million, or $0.38 per share, for the quarter ended March 31, 2016. Net income attributable to The RMR Group Inc. for the quarters ended March 31, 2017 and 2016 both include net expenses of $0.2 million, or $0.01 per share, of transaction and acquisition related costs. Adjusted EBITDA for the quarter ended March 31, 2017 was $26.6 million compared to Adjusted EBITDA of $23.4 million for the quarter ended March 31, 2016.

Total revenues for the six months ended March 31, 2017 were $159.6 million, including $52.4 million of incentive business management fees, compared to $158.5 million, including $62.3 million of incentive business management fees, for the six months ended March 31, 2016. Net income attributable to The RMR Group Inc. for the six months ended March 31, 2017 was $30.4 million, or $1.89 per share, compared to $23.2 million, or $1.45 per share, for the six months ended March 31, 2016. Adjusted EBITDA for the six months ended March 31, 2017 was $52.7 million compared to $46.7 million for the quarter ended March 31, 2016.

Reconciliations to GAAP:

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA as well as calculations of Adjusted EBITDA Margin appear later in this press release. Also, comparisons of The RMR Group Inc.'s revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, net income and net income attributable to The RMR Group Inc. for the three and six months ended March 31, 2017 to the three and six months ended March 31, 2016 are presented later in this press release.

Total Assets Under Management:

The calculation of total assets under management includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed REITs, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company and RMR Real Estate Income Fund, plus (iv) the contributed capital and outstanding principal of loans serviced for certain private clients. This calculation of total assets under management may include amounts in respect of the Managed REITs that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements. For information on the calculation of assets under management of the Managed REITs for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.'s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.'s SEC filings are available at the SEC website: www.sec.gov.

Conference Call:

At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal second quarter ended March 31, 2017 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, May 17, 2017. To access the replay, dial (412) 317-0088. The replay pass code is 10104409. The transcription, recording and retransmission in any way of The RMR Group Inc.'s fiscal second quarter ended March 31, 2017 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.

The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of March 31, 2017, The RMR Group LLC had approximately $27.6 billion of total assets under management, including more than 1,400 properties, and employed over 475 real estate professionals in more than 30 offices throughout the United States; the companies managed by The RMR Group LLC collectively had approximately 53,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND THE RMR GROUP INC.'S CONTROL. FOR EXAMPLE:

•
MR. PORTNOY STATES THAT THE RMR GROUP INC.'S SECOND QUARTER RESULTS WERE HIGHLIGHTED BY DOUBLE DIGIT INCREASES IN REVENUES, NET INCOME ATTRIBUTABLE TO THE RMR GROUP INC. AND ADJUSTED EBIDTA. THIS MAY IMPLY THAT THE RMR GROUP INC.’S REVENUES, NET INCOME ATTRIBUTABLE TO THE RMR GROUP INC. AND ADJUSTED EBITDA MAY CONTINUE TO INCREASE AND AT A HIGH RATE. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE RMR GROUP INC. WILL CONTINUE TO REALIZE THE SAME LEVELS OF, OR GROWTH IN, REVENUES, NET INCOME ATTRIBUTABLE TO THE RMR GROUP INC. OR ADJUSTED EBITDA. IN FACT, THE RMR GROUP INC.’S REVENUES, NET INCOME ATTRIBUTABLE TO THE RMR GROUP INC. AND ADJUSTED EBITDA MAY DECLINE, AND

•
MR. PORTNOY ALSO STATES THAT THE RMR GROUP INC.'S FOCUS CONTINUES TO BE ON MANAGING ITS EXISTING CLIENT COMPANIES AND BEING WELL POSITIONED TO TAKE ADVANTAGE OF POSSIBLE STRATEGIC GROWTH AND REVENUE DIVERSIFICATION OPPORTUNITIES IN THE FUTURE. THIS STATEMENT MAY IMPLY THAT THE RMR GROUP INC. WILL BE ABLE TO MANAGE WELL ITS EXISTING CLIENT COMPANIES AS WELL AS STRATEGICALLY GROW ITS BUSINESS AND DIVERSIFY ITS REVENUES. HOWEVER, THERE CAN BE NO ASSURANCE THE RMR GROUP INC. WILL BE SUCCESSFUL IN MANAGING ITS EXISTING CLIENT COMPANIES OR STRATEGICALLY GROWING ITS BUSINESS OR DIVERSIFYING ITS REVENUES.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.
EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Revenues
Management services	$43,258	$39,014	$138,392	$141,073
Reimbursable payroll and related costs	10,034	8,759	19,184	16,249
Advisory services	1,004	560	2,014	1,141
Total revenues	54,296	48,333	159,590	158,463
Expenses
Compensation and benefits	24,549	21,561	47,781	42,865
General and administrative	7,146	6,488	12,987	13,163
Depreciation and amortization	528	501	1,083	984
Total expenses	32,223	28,550	61,851	57,012
Operating income	22,073	19,783	97,739	101,451
Interest and other income	450	51	657	76
Income before income tax expense and equity in loss of investee	22,523	19,834	98,396	101,527
Income tax expense	(4,610)	(4,086)	(20,283)	(15,400)
Equity in loss of investee	(165)	—	(165)	—
Net income	17,748	15,748	77,948	86,127
Net income attributable to noncontrolling interest	(10,865)	(9,634)	(47,555)	(62,959)
Net income attributable to The RMR Group Inc.	$6,883	$6,114	$30,393	$23,168

Weighted average common shares outstanding - basic	16,025	16,002	16,025	16,001
Weighted average common shares outstanding - diluted	16,042	16,002	16,036	16,001

Net income attributable to The RMR Group Inc. per common share - basic and diluted	$0.43	$0.38	$1.89	$1.45

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA and Calculation of Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Reconciliation of EBITDA and Adjusted EBITDA:
Net income	$17,748	$15,748	$77,948	$86,127
Plus: income tax expense	4,610	4,086	20,283	15,400
Plus: depreciation and amortization	528	501	1,083	984
EBITDA	22,886	20,335	99,314	102,511
Plus: other asset amortization	2,354	2,354	4,708	4,708
Plus: operating expenses paid in The RMR Group Inc.'s common shares	737	257	875	257
Plus: separation costs	—	—	—	163
Plus: transaction and acquisition related costs	693	455	693	1,313
Less: certain other net adjustments	(95)	—	(503)	—
Less: incentive business management fees earned	—	—	(52,407)	(62,263)
Adjusted EBITDA	$26,575	$23,401	$52,680	$46,689

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any
incentive business management fees)(2)	$46,616	$41,928	$92,707	$84,659
Adjusted EBITDA	$26,575	$23,401	$52,680	$46,689
Adjusted EBITDA Margin	57.0%	55.8%	56.8%	55.1%

(1)
    EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and operating income. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as income tax, depreciation and amortization, incentive business management fees, other asset amortization, operating expenses paid in The RMR Group Inc.'s common shares, separation costs, transaction and acquisition related costs and certain other net adjustments, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or operating income as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc. or operating income as presented in The RMR Group Inc.'s condensed consolidated statements of income. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
These contractual management fees are the ongoing or base business management fees, property management fees and advisory fees The RMR Group Inc. earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended March 31, 2017 and 2016 and $4,708 for each of the six months ended March 31, 2017 and 2016, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $52,407 and $62,263 that The RMR Group Inc. recognized under GAAP pursuant to such contracts during the six months ended March 31, 2017 and 2016, respectively, for the calendar years 2016 and 2015, respectively.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	September 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$133,057	$65,833
Due from related parties	21,353	24,862
Prepaid and other current assets	7,033	4,690
Total current assets	161,443	95,385

Furniture and equipment	4,397	5,024
Leasehold improvements	1,094	1,077
Capitalized software costs	3,741	4,250
Total property and equipment	9,232	10,351
Accumulated depreciation	(5,802)	(6,549)
	3,430	3,802
Due from related parties, net of current portion	7,826	7,754
Equity method investment	271	—
Goodwill	1,859	2,295
Intangible assets, net of amortization	754	1,085
Deferred tax asset	43,323	45,819
Other assets, net of amortization	176,683	181,391
Total assets	$395,589	$337,531

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$33,262	$20,579
Total current liabilities	33,262	20,579
Long term portion of deferred rent payable, net of current portion	916	778
Amounts due pursuant to tax receivable agreement, net of current portion	62,029	62,029
Employer compensation liability, net of current portion	7,826	7,754
Total liabilities	104,033	91,140

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,094,557 and
15,082,432 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	95,123	94,266
Retained earnings	74,936	44,543
Cumulative other comprehensive income	82	83
Cumulative common distributions	(25,250)	(17.209)
Total shareholders’ equity	144,922	121,714
Noncontrolling interest	146,634	124,677
Total equity	291,556	246,391
Total liabilities and equity	$395,589	$337,531

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